AGREEMENT

THIS AGREEMENT ("Agreement") is by and between the Parties below. The effective date of this Agreement is May 31, 2010 ("Effective Date").

                              PARTIES

US Highland, Inc. ("USH")
17424 South Union Avenue
Mounds, OK 74047

Lemon Tree Financial Group, LLC ("LT")
11610 South Union Avenue
Sapulpa, OK 74066

AGREEMENT

1.	Agreement.  LT tenders 2 million shares of restricted stock to
USH in exchange for a purchase of rights to three US Highland Regional Dealerships ($200,000 each for a total value of $600,000) and in payment of $284,000 owed by LT to USH.

2.	Governing Law; Venue; Arbitration. This Agreement shall be
governed by, and construed in accordance with, the substantive laws of the State of Oklahoma. Actions or proceedings litigated in connection with this Agreement, if any, shall be conducted exclusively in the state and federal courts located in the State of Oklahoma. Any dispute or controversy arising under or from this agreement, or related in any way whatsoever to this agreement, shall be resolved by arbitration before a three arbitrator panel in accord with the commercial rules of the American Arbitration Association.

3.	Successors and Assigns. The representations and warranties made by the Parties are binding on the respective parties, successors, and assigns.

4.	Counterparts. This Agreement may be executed by the Parties in separate counterparts, each of which shall be deemed an original.

5.	Acceptance. This Agreement is not binding on either Party until signed by both parties.

6.	Severability and Precedence of this Agreement. If any provision of this agreement shall be judicially determined to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

The Parties hereby agree by affixing their signatures below:

USH:                                      LT:

/s/Damian Riddoch                         /s/Chase Bales
Damian Riddoch, CFO of US Highland, Inc.	Chase Bales, Manager, Lemon
                                          Tree Financial Group, LLC


Asset Purchase Agreement		1 | Page
Initials:  USH ______  LT ______